UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2020

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ANSYS INC

(Exact name of registrant as specified in its charter)

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Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(844) 462-6797

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Financial Officer

                On December 7, 2020, Maria T. Shields, Senior Vice President and Chief Financial Officer of ANSYS, Inc., a Delaware corporation (the "Company"), notified the Company of her decision to cease service as the Company's Chief Financial Officer, effective on March 1, 2021 (the "Effective Date"), and to continue to serve thereafter as the Company's Senior Vice President of Administration.

New Chief Financial Officer and Director Resignation

                Following Ms. Shields' notice, Nicole Anasenes, a current non-employee director of the Company, agreed, and the Company's Board of Directors (the "Board") approved, that she would assume the role of Senior Vice President and Chief Financial Officer of the Company, effective on the Effective Date, and that she would commence employment with the Company as Senior Vice President on December 8, 2020 (the "Employment Date").  In connection therewith, Ms. Anasenes agreed to resign as a member of the Board, effective December 7, 2020, and the Board decreased the size of the Board from nine to eight directors and the size of Board Class I from three directors to two directors, effective on such date.

                Ms. Anasenes, age 47, has served as a member of the Board since 2018, where she has also served as a member of the Audit Committee.  From 2016 until March 2020, Ms. Anasenes served as Chief Financial Officer and Chief Operating Officer of Squarespace, Inc., which sells subscription software to help customers establish and manage their online brands and businesses.  From 2013 to 2015, she served as Chief Financial Officer of Infor, a cloud application software company.  Before joining Infor, from 2002 to 2013, she worked at IBM in various leadership positions in corporate finance, M&A and market development.  Her roles spanned hardware, software and services and included driving businesses in both mature and emerging markets.  Ms. Anasenes is chair of the Audit Committee and on the Board of Trustees of AnitaB.org, a nonprofit organization focused on driving intersectional gender and pay parity in tech. Ms. Anasenes graduated from New York University with a B.S. in Economics and International Business and received an M.B.A. from The Wharton School at the University of Pennsylvania.

                There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Anasenes and any of the Company's executive officers or directors or persons nominated or chosen to become a director or executive officer.  There is no arrangement or understanding between Ms. Anasenes and any other person pursuant to which Ms. Anasenes was appointed.  Ms. Anasenes does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

                In connection with her appointment as Senior Vice President and Chief Financial Officer of the Company, and effective on the Employment Date, Ms. Anasenes will be entitled to: (i) an annual base salary of $430,000; (ii) a target short-term incentive compensation opportunity of 75% of her base salary; (iii) an equity grant of $2,000,000 in the form of time-based restricted stock units ("RSUs"), which RSUs will generally vest ratably over a three-year period on each annual anniversary of the grant date, subject to Ms. Anasenes' continued employment with the Company and the terms and conditions of the Company's equity plan and related award agreement; (iv) an equity grant of $2,000,000 in the form of performance-based restricted stock units (at a target award level) ("PSUs"), which PSUs will vest and be paid, if at all, after the end of the performance period ending on December 31, 2022, based on the achievement of annual contract value and operating margin performance goals, subject to Ms. Anasenes' continued employment with the Company and the terms and conditions of the Company's equity plan and related award agreement; and (v) receive 2021 regular cycle equity awards at the time such awards are granted to other executive officers of the Company.  In connection with Ms. Anasenes' departure from the Board and pursuant to the terms of the applicable RSU award agreement, the Board also approved the pro rata vesting of her outstanding non-employee director RSU award, which was granted on May 15, 2020.

                Ms. Anasenes will participate in the ANSYS, Inc. Executive Severance Plan, pursuant to which she will be entitled to benefits upon certain termination events.  Under such plan, if Ms. Anasenes' employment is terminated for any reason other than for cause, death or disability, she will receive the following amounts: (i) six months of base salary and target bonus, (ii) the earned, but unpaid, portion of her target bonus, (iii) 12 months of health and welfare benefits, and (iv) up to $15,000 in outplacement services (collectively, the "Termination Benefits").  In the event that Ms. Anasenes' employment is terminated for any reason other than for cause, death or disability, or by Ms. Anasenes with good reason, in either case within 18 months after a change in control of the Company, she will receive the Termination Benefits (except that an amount equal to 12 months, rather than six months, of base salary and target bonus will be paid) and all outstanding stock options and other outstanding stock-based awards will vest as of the date of such termination of employment.

                A copy of the press release announcing the appointment of Ms. Anasenes to serve as Senior Vice President and Chief Financial Officer commencing on the Effective Date is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 8, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS INC

Date: December 8, 2020	By:	/s/ Janet Lee
Janet Lee
Vice President, General Counsel and Secretary